Exhibit 10.12

FIRST AMENDMENT TO

SALE, PURCHASE AND ESCROW AGREEMENT

                THIS FIRST AMENDMENT TO SALE, PURCHASE AND ESCROW AGREEMENT (the “Amendment”) is made and entered into effective as of February 20, 2009, by and between Verandah Owner Limited Partnership, a Delaware limited partnership (“Seller”), and Behringer Harvard Multifamily OP I LP, a Delaware limited partnership (“Purchaser”) with reference to the following recitals of fact:

R E C I T A L S:

A.            Harvard Property Trust, LLC (“Original Purchaser”) and Seller were parties to that certain Sale, Purchase and Escrow Agreement, with an Effective Date of January 26, 2009 (the “Original Agreement’), pursuant to which Original Purchaser agreed to purchase and Seller agreed to sell, inter alia, that certain real property located in Harris County, Texas, commonly known as The Verandah at Meyerland Apartments.

B.            Original Purchaser did assign all of its right, title and interest under the Original Agreement pursuant to Assignment and Assumption of Sale, Purchase and Escrow Agreement dated January 29, 2009.

C.            Purchaser and Seller now desire to modify the Agreement in accordance with the terms and conditions set forth in this Amendment.  For purposes hereof, the Original Agreement and this Amendment are collectively referred to as the “Agreement.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Original Agreement.  Purchaser and Seller acknowledge that the Original Agreement is in full force and effect, except as modified by this Amendment.  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Original Agreement.  In the event of any inconsistency between the terms and conditions set forth in the Original Agreement and the terms and conditions set forth in this Agreement, the terms and conditions in this Amendment shall control.

2.             Purchase Price.  The Purchase Price as defined in Section 2.1 of the Original Agreement is hereby reduced by $600,000.00 making the amended Purchase Price Twenty-Eight Million Six Hundred Thousand and 00/100 Dollars ($28,600,000.00).

3.             Deposit.  Upon full execution of this Amendment, Purchaser agrees that except as set forth in the last sentence hereof, the $200,000 Deposit under Section 2.1.1 of the Agreement shall become non-refundable notwithstanding that Purchaser shall still retain the right to terminate the Agreement under Section 5.7 as modified by paragraph 4 below.  The completion prior to Closing of the repairs from water damage as described on the attached letter from Frank Crystal & Company to Units 122 and 222 shall also be a condition precedent for the $200,000 Deposit and any Additional Funds deposited under Section 2.1.2 of the Agreement to become non-refundable.

4.             Inspection Period.  The Inspection Period as defined in Section 5.7 of the Original Agreement is hereby extended such that the Inspection Period shall expire Tuesday, at 5 P.M. Central

Standard Time, on February 24, 2009.  In addition, any use in the Agreement of the term “Investigation Period” shall mean the Inspection Period, the use of such terms being one and the same.

5.             No Other Modifications.  Except as otherwise provided herein, all other terms and provisions of the Agreement shall remain in full force and effect, unmodified by this Amendment.

6.             Binding Effect.  The provisions of this Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

7.             Counterparts.  This Amendment may be executed in any number of original counterparts.  Any such counterpart, when executed, shall constitute an original of this Amendment, and all such counterparts together shall constitute one and the same Amendment.  For purposes of this Amendment, facsimile signatures shall be deemed to be originals.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year written above.

SELLER:	VERANDAH OWNER LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	Houston Verandah Investor Limited Partnership, a Delaware limited partnership, its general partner

		By:	BH Verandah, L.L.C., an Iowa limited liability company, its general partner

			By:	BH Equities L.L.C., an Iowa limited liability company, its managing member

				By:	/s/ Harry Bookey
Name: Harry Bookey
Title: Manager

PURCHASER:	BEHRINGER HARVARD MULTIFAMILY OP I LP,
a Delaware limited partnership

	By:	BHMF, Inc.
a Delaware corporation,
its general partner

		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal and Assistant Secretary